FOR IMMEDIATE RELEASE                                May 2, 2003

Contact: Amy L. Timmerman, Investor Relations - 781-221-6396
         John A. Simas, EVP and CFO - 781-221-6307
         FAX: (781) 221-7594

BOSTONFED BANCORP, INC. ANNOUNCES ITS "MARCH 31, 2003 INVESTOR PRESENTATION" IS AVAILABLE ON ITS WEB SITE.

Burlington, MA- BostonFed Bancorp, Inc. (AMEX- BFD) (the "Company"), the parent of Boston Federal Savings Bank, a federally-chartered stock savings bank, and Broadway National Bank, a national chartered commercial bank, announced that the Company's March 31, 2003 Investor Presentation is available on the Company's web site at www.bostonfed.com. Upon reaching the web site, please click on "About
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BostonFed Bancorp, Inc." then click "March 31, 2003 Investor Presentation."

This report may contain certain forward-looking statements, which are based on management's current expectations regarding economic, legislative, and regulatory issues that may impact the Company's earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.